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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





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                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



               Date of Report (date of earliest event reported):
                                November 20, 1998



                                Cabot Corporation
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             (Exact name of registrant as specified in its charter)



           Delaware                     1-5667                     04-2271897
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(State or other jurisdiction)  (Commission File Number)  (IRS Employer Identification)
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                  75 State Street, Boston, Massachusetts 02109
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               (Address of principal executive offices) (Zip Code)

                                 (617) 345-0100
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              (Registrant's telephone number, including area code)


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                               Page 1 of 87 Pages


                         Exhibit Index Appears at Page 5


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Item 5.    OTHER EVENTS.

           LEGAL PROCEEDINGS.

           Cabot Corporation (the "Company") is a defendant in various lawsuits and environmental proceedings wherein substantial amounts are claimed. The following is a description of significant proceedings pending as of November 17, 1998 in which material developments have occurred since June 30, 1998.

           Environmental Proceedings

           In 1994, the Company and the State of Florida agreed to a settlement of a 1983 state court lawsuit requiring the Company to pay the State $650,000 in past costs associated with a site in Gainesville, Florida. The Company also resolved claims of the United States Environmental Protection Agency ("EPA") for the site by paying a fine of $416,000. The site included a parcel of land on which the Company previously owned and operated a pine tar distillation plant.
The Company has completed the implementation of a soil and groundwater remedy at the site in accordance with requirements of EPA and is currently operating and maintaining the groundwater collection system at the site and monitoring site conditions. Recent monitoring of the groundwater collection system revealed slightly elevated levels of certain contaminants, and the Company is evaluating whether further activity is necessary to address this condition. In November
1998, the Company completed a search for three historic water wells on the property. Oil was discovered in one well and has been removed. Cabot is currently evaluating whether the oil has had any impact on groundwater quality.
Until this evaluation is completed, it is unknown whether any further action will be necessary. Cabot plans to plug and abandon the wells it located during this search.

           In November 1997, the Company was sued in the District Court of Potter County, Texas by K N Energy, Inc. ("KNE") and various related entities for environmental remediation costs at approximately 45 gas plants and compressor stations located in New Mexico, Oklahoma and Texas. The Company sold its subsidiaries that owned those properties in two separate transactions in 1989, and, in doing so, undertook certain contractual obligations with respect to environmental conditions at the properties. KNE alleges to be the assignee of those contract rights and, pursuant thereto, has attempted to require the Company to pay for costs KNE has incurred and will incur in the future to remediate environmental contamination alleged to be on those properties. In July
1998, an arbitration panel ordered the Company to pay $3.38 million for past response costs incurred by KNE as well as an unspecified amount for prejudgment interest and arbitration costs. KNE contends that the interest on the past cost award and costs of arbitration amount to approximately $729,000. The Company has disputed the interest and a portion of the cost figures, but has paid KNE the amount awarded for past response costs and the portion of the arbitration costs not in dispute. The panel also ordered the Company to pay up to 80% of future groundwater remediation costs at six of the sites as such costs are incurred by KNE. Finally, the panel ordered KNE to ensure that future remedial actions are cost-effective and based on health risks, with a preference for natural attenuation of contamination. The Company has appealed the panel's award of future costs. Future remediation costs are estimated to be in a range from less than $2 million to up to $8 million. The Company and KNE continue to explore settlement of this matter.



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           The Company is one of approximately 25 parties identified by EPA as
PRPs under the Superfund law with respect to the cleanup of Fields Brook (the
"Brook"), a tributary of the Ashtabula River in northeast Ohio. From 1963 to
1972, the Company owned two manufacturing facilities located beside the Brook.
Pursuant to an EPA administrative order, 13 companies, including the Company, are performing the design and other preliminary work relating to remediation of sediment in the Brook and soil in the floodplain and wetlands areas adjacent to the Brook. In 1997, EPA and the companies reached agreement on the remedy for these areas, and the companies' consultants are preparing detailed design documents necessary to implement this remedy. Remedial activities are not expected to occur until at least 1999. EPA's cost recovery claims through the end of 1989 have been settled, and the companies negotiated a consent decree in mid-1998 with EPA and the Natural Resource Trustees that settles the government's claims for past costs and natural resource damages and obligates the companies to implement the agreed remedy. The Company's share of the settlement amount is approximately $585,000; the Company's estimated share of future remediation costs is approximately $5.5 million. The companies, including the Company, that have paid for work at the site are seeking to recover a share of those costs from other responsible parties. Finally, recent investigations have detected low levels of radioactive material in sediment in the Brook and
EPA has been investigating that issue. EPA has informed the companies involved in the site that the presence of radioactive material will require changes to the remedy EPA previously approved for the site. It is unclear at this time what those changes will be and what the cost of any changes might be.

           In 1997, the Company and the other parties responding to EPA requirements at the Brook reached a conditional agreement to contribute funds to the Ashtabula River Partnership to assist the Partnership in its efforts to dredge and remediate sediments in the Ashtabula River downstream from the Brook.
If the partnership is successful, this work will be conducted outside the traditional federal Superfund law process through a public-private consortium that will involve substantial public sources of funding for the work. If such sources, along with additional private funds become available, it is expected to be less expensive and easier to complete the project than it would to address the issues involving the Ashtabula River pursuant to the traditional Superfund law process.

           In July 1998, EPA informed the Company that it will be undertaking corrective action under the Resource Conservation and Recovery Act at the Company's facility in Boyertown, Pennsylvania. A site visit by the Army Corps of Engineers to initiate this action occurred in late September. It is unclear at this time what corrective action, if any, will be required at the site and what costs the Company will incur as a result.

           In October 1998, the Direction Regionale de L'Industrie, de la
Recherche et de L'Environment ("DRIRE") and the Prefecture de la Seine-Maratime
(the "Prefecture") notified United Chemical France, S.A. ("UCF"), a French subsidiary of the Company, that DRIRE planned to seek an order (the "Proposed
Order") from the Prefecture requiring UCF to undertake an initial investigation of a waste dump allegedly operated by UCF from the mid-1960s to the early 1980s in the Town of Notre Dame de Gravenchon. To date, the Prefecture has not issued the Proposed Order. When the Company purchased UCF in 1985, the seller indemnified the Company for matters relating to events occurring prior to the sale, including environmental matters. The Company has notified the seller that the Company believes that the indemnification would cover costs related to the Proposed Order if it is issued.



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           MEDIUM-TERM NOTES. Exhibits are filed herewith in connection with a
Registration Statement on Form S-3 (File No. 333-64787) filed by the Company with the Securities and Exchange Commission (the "Commission") covering up to
$500,000,000 of debt securities issuable under an indenture between the Company and State Street Bank and Trust, as successor trustee, dated as of December 1,
1987, as amended and supplemented by a first supplemental indenture dated as of
June 17, 1992, a second supplemental indenture dated January 31, 1997, and a third supplemental indenture dated November 20, 1998. The exhibits attached hereto refer specifically to the Company's issuance and sale from time to time of medium-term notes pursuant to a prospectus supplement dated September 29,
1998 and filed with the Commission under Rule 424(b)(3) of the Securities Act of
1933, as amended. The terms of the Series B Medium Term Notes are described in the Company's Prospectus Supplement dated October 13, 1998 to its Prospectus dated October 13, 1998. The Series B Medium Term Notes will be offered and sold through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Goldman, Sachs & Co. and J.P. Morgan & Co. as Agents (the "Agents") pursuant to a Distribution Agreement among the Company and the Agents dated November 20,
1998.

Item 7.    EXHIBITS.

           1       Form of Distribution Agreement.

           4.1 Third Supplemental Indenture, dated as of November 20, 1998 between Cabot Corporation and State Street Bank and Trust
                   Company, Trustee.

           4.2.    Form of fixed rate Medium-Term Note (included in
                   Exhibit 4.1).

           4.3     Form of floating rate Medium-Term Note (included in
                   Exhibit 4.1).




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                                    Signature

           Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned duly hereunto authorized.

                                               CABOT CORPORATION

                                               By: /s/ Robert L. Culver
                                                   ----------------------------
                                                   Executive Vice President and
                                                   Chief Financial Officer

Date: November 20, 1998




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                                INDEX TO EXHIBITS

Exhibit
Number     Title                                                            Page
-------    -----                                                            ----

1          Form of Distribution Agreement.

4.1 Third Supplemental Indenture, dated as of November 20, 1998 between Cabot Corporation and State Street Bank and Trust
           Company, Trustee.

4.2        Form of fixed rate Medium-Term Note (included in Exhibit 4.1).

4.3        Form of floating rate Medium-Term Note (included in
           Exhibit 4.1).







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